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                                                                    EXHIBIT 10.3



                                  June 6, 2000


Horizon Medical Products, Inc.
Seven North Parkway Square
4200 Northside Parkway
Atlanta, Georgia  30327
Attention:  Marshall Hunt, Chief Executive Officer


      Re: Amended and Restated Credit Agreement, dated as of May 26, 1998 (the "Credit Agreement"), among Horizon Medical Products, Inc. (the "Company") and Banc of America Commercial Finance Corporation, formerly known as NationsCredit Commercial Corporation ("BACF"), as Lender and Agent

Dear Mr. Hunt:

         Reference is made to the above-referenced Credit Agreement. All capitalized terms used herein and not otherwise expressly defined herein shall have the meaning given such terms in the Credit Agreement.

         This letter shall confirm our agreement that:

                  (i) On or before July 6, 2000, the Company shall enter into definitive agreements with its depository banks and BACF providing for a new cash management system satisfactory to BACF, to include lockbox arrangements whereby all proceeds of the Company's and its Subsidiaries' accounts receivable, inventory and other Collateral shall be deposited in one or more lockbox accounts under the sole dominion and control of BACF, with all funds deposited in such lockbox accounts to be transferred to BACF on each business day, and applied to repay the outstanding obligations of the Company; and

                  (ii) On or before August 1, 2000, the Company shall cause the new cash management system agreed to pursuant to paragraph (i) above to be fully operational (including all lockbox accounts and daily sweep arrangements); provided that, if the Company shall complete its proposed recapitalization with *** on or before such date, BACF agrees to waive compliance by the Company with this paragraph (ii) so long as no Event of Default shall then exist.


         Any failure by the Company to fully comply with the requirements of paragraphs (i) and (ii) set forth above shall constitute an Event of Default under the Credit Agreement and the other Financing Documents.


*** CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE
    SECURITIES AND EXCHANGE COMMISSION
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Horizon Medical Products, Inc.
June 6, 2000
Page 2


         The Company further acknowledges that BACF presently has a first priority, perfected lien and security interest in and to all of the Company's bank accounts and all funds on deposit therein, and that, in the event an Event of Default shall occur prior to the Company's compliance with the requirements set forth above, or after any waiver of such compliance by BACF, BACF shall be entitled to exercise all of its present rights and remedies with respect to such bank accounts (including, without limitation, terminating all rights of the Company to request or direct any transfer, withdrawal or other payment from any such bank accounts, and exercising its right to direct all withdrawals, transfers and payments to be made out of, or in connection, such bank accounts).

         This letter embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

         Please indicate your acceptance of the terms and conditions of this letter by executing this letter in the space provided below and returning the executed copy to us.



                                 Very truly yours,

                                 BANC OF AMERICA COMMERCIAL
                                 FINANCE CORPORATION, formerly known
                                 as Nations Credit Commercial Corporation


                                 By: /s/ Ronald S. Cohn
                                     -----------------------------------
                                 Title: Authorized Signatory
                                        --------------------------------


AGREED TO AND ACCEPTED BY:

HORIZON MEDICAL PRODUCTS, INC.


By: /s/ William E. Peterson, Jr.
    -------------------------------
Title: President
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